Consent of Independent Certified Public Accountants

   We have issued our report dated December 24, 1998 accompanying the financial statements of Insured Municipals Income Trust, 225th Insured Multi-Series as of October 31, 1998 and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
February 22, 1999